UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)            On July 21, 2021, Teligent, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the holders of 53,944,510 shares of the Company’s common stock were present in person or represented by proxy, which represents 58.12% of the total shares of outstanding common stock entitled to vote as of the record date of May 17, 2021.

(b)            The following actions were taken at the Annual Meeting:

(1)	The following six nominees were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2022 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Vote
Carole S. Ben-Maimon	31,025,805	7,009,852	15,908,853
John Celentano	30,890,614	7,145,043	15,908,853
William S. Marth	33,076,421	4,959,236	15,908,853
R. Carter Pate	33,122,681	4,912,976	15,908,853
Thomas J. Sabatino	30,790,734	7,244,923	15,908,853
Timothy B. Sawyer	33,088,311	4,947,346	15,908,853

(2)	The Certificate of Amendment to the Amended and Restated Certification of Incorporation of the Company (the “Reverse Stock Split Charter Amendment”) to effect a reverse stock split of the common stock of the Company at a ratio to be determined by the Board within a range of between one-for-three and one-for-five, and publicly announced by the Company prior to the effectiveness of the Reverse Stock Split Charter Amendment did not pass as it did not receive the affirmative vote of the holders of a majority of the issued and outstanding voting power of all common stock entitled to vote. The following are the votes for this proposal:

Votes For	Votes Against	Abstentions
46,626,495	11,027,443	290,572

(3)	(a) The Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Amended and Restated Certificate of Incorporation”), which includes the changes in proposals 3(b), 3(c) and 3(d) below as separate proposals, did not pass as it did not receive the affirmative vote of the holders of a majority of the issued and outstanding voting power of all common stock entitled to vote. The following are the votes for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Vote
27,744,017	9,059,391	1,232,249	15,908,853

(b)          Grant to the Board of Directors sole authority to determine the size of the Board of Directors and to fill vacancies and newly created directorships on the Board of Directors did not pass as it did not receive the affirmative vote of the holders of a majority of the issued and outstanding voting power of all common stock entitled to vote. The following are the votes for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Vote
24,863,857	12,821,261	350,539	15,908,853

(c)          Elimination of the ability of stockholders to act by written consent or electronic transmission did not pass as it did not receive the affirmative vote of the holders of a majority of the issued and outstanding voting power of all common stock entitled to vote. The following are the votes for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Vote
21,917,219	15,719,790	398,648	15,908,853

d)          Elimination of the rights of holders of our common stock to vote on any amendment that relates solely to the terms of  one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon did not pass as it did not receive the affirmative vote of the holders of a majority of the issued and outstanding voting power of all common stock entitled to vote. The following are the votes for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Vote
21,789,211	15,762,074	484,371	15,908,853

(4)	The 2021 Omnibus Incentive Plan did receive the affirmative vote of the holders of a majority of the votes cast in person or by proxy; however, the proposal did not pass as it was conditioned upon the effectiveness of the Reverse Stock Split Charter Amendment (which did not pass). The following are the votes for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Vote
24,749,137	13,022,030	264,491	15,908,853

(5)	The compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved by an advisory vote of a majority of the total votes cast in person or by proxy. The following are the votes for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Vote
28,689,717	8,233,988	1,111,952	15,908,853

(6)	The selection of Grassi & Co. CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by a majority of the total votes cast in person or by proxy, The following are the votes for this proposal:

Votes For	Votes Against	Abstentions
50,236,468	2,982,155	725,887

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: July 22, 2021	By: /s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	EVP, Chief Legal Officer and Corporate Secretary